Exhibit 99.2

August 2, 2023

Dear Fellow Shareholders,
Our mission is to grow and empower local economies and our primary financial goal is to maximize long-term free cash flow per share. In Q2 2023, we generated over $12 billion in sales for local merchants and nearly $4 billion in earnings for Dashers. In the quarter, we also drove 26% Y/Y growth in Marketplace GOV, 33% Y/Y growth in revenue, improved our GAAP net loss including redeemable non-controlling interests to $172 million from $263 million in Q2 2022, and drove 171% Y/Y growth in Adjusted EBITDA. Our performance in the quarter was an output of the incredible work our teams have done over the last several years and the work we are doing now will drive our results in the years to come.
The path to progress toward our mission and our financial goal is the same; we must consistently expand the scale and efficiency of our existing services and build entirely new services that help local merchants thrive in a world of boundless competition. In recent years, we have increased the scale and impact of our U.S. restaurant marketplace and launched a number of new initiatives that expand our potential. We expect to continue investing in these areas in order to increase the impact they have on the communities we serve and add to our long-term free cash flow potential.
At the same time, we believe there is much more we can do. We expect to continue looking for new problems to solve and new businesses to build, as this is the best way we know of to pursue our mission and increase the long-term value of our company.
Investing in New Businesses
In evaluating new businesses, we look for three things: 1) a problem, preferably a large one, that we believe we can solve better than others in the market, 2) the availability of capital, technology, and people to build and scale our solution, and 3) a path to a strong long-term return on investment (ROI).
When we identify a problem we believe we can solve, we often start with a small team of cross-functional experts and search for product-market fit. Some projects find this quickly, while others take more time or do not find it at all. If we find product market fit, we look to scale the business.
Most of our businesses operate across the digital and physical worlds, and many require entirely new processes, capabilities, and economies of scale that we have not yet developed. The only way we know of to scale these businesses is through consistent operational problem-solving over time (if you know of any short cuts, please share them). This process shows up directly on our income statement, rather than through the balance sheet and cash flow statement, which means our investment initiatives significantly reduce our short-term profitability.
Despite the short-term impact to our reported financials, the logic and math around our investment approach is quite simple: as long as our investments generate a positive ROI, the more we invest, the more impact we can have on local commerce and the more valuable our company will become. The very simple illustrative example below highlights this dynamic. In this example, Business X requires $100 of investment over four years before generating $10 of FCF from year five on. If you capitalize Business X at a 5% free cash flow yield, it generates an IRR of 17% over a seven year period. One Business X is pretty good, but if you have the capital and people, three Business Xs are clearly better than one, and five Business Xs are even better than three.

Illustrative Example

	Free Cash Flow
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	End Value

Business X	$(20)	$(30)	$(40)	$(10)	$10	$10	$10	$200
Business X		(20)	(30)	(40)	(10)	10	10	200
Business X			(20)	(30)	(40)	(10)	10	200
3 Business Xs	(20)	(50)	(90)	(80)	(40)	10	30	600
Business X				(20)	(30)	(40)	(10)	174
Business X					(20)	(30)	(40)	151
5 Business Xs	$(20)	$(50)	$(90)	$(100)	$(90)	$(60)	$(20)	$925

	End Value	NPV	IRR
Business X	$200	$6	17%
3 Business Xs	$600	$32	19%
5 Business Xs	$925	$53	20%

FCF yield used to calculate end value	5%
Discount rate	15%
A Long Term Approach
We have a variety of investment horizons and regularly invest in initiatives that we expect to generate short-term returns. However, when it comes to building entirely new businesses, we attempt to optimize our investments around a long-term ROI, rather than short-term margins or absolute losses.
We believe our willingness to take a long-term approach to building new businesses is one of our largest advantages. DoorDash has the benefit of talented people, a culture that focuses on relentless improvement, and an ability to execute to high standards. Over longer periods of time, our team has more opportunities to create small advantages that we can compound into larger and more durable advantages that differentiate our services. A longer-time horizon also allows us to deploy more capital into promising ideas, which is an attractive feature given our goal to maximize the impact we have on local economies and the scale of our free cash flow potential.
Our U.S. restaurant marketplace provides a good example of our approach. We spent over six years investing in our U.S. restaurant marketplace before generating any meaningful cash. For a long period during our investment phase, our losses increased and our margins declined. Had we been operating to short-term margin or loss targets, we likely would have significantly under-invested or stopped entirely. Thankfully, we didn’t. Instead, we operated against a plan to generate a long-term ROI, and the key metrics that drive long-term ROI, unit economics and demand, were improving. This prompted us to continue investing in the service. Even more than that, in 2018, we introduced a new product, DashPass, which allowed us to increase our scale of investment in the short term, while also increasing our expectation for long-term free cash flow potential and ROI.
From 2018 through 2019, our absolute profitability and margins were declining …

Net Loss
$0
-$250
-$500
-$750
Net Loss (M)
(65)%
(70)%
(75)%
Net Loss as a % of Revenue
2018
2019
Net loss
Net loss as a % of revenue

But, unit economics and demand were improving …

Total Orders and Gross Profit Per Order
300
200
100
0
Total Orders (M)
$1.50
$1.00
$0.50
$0.00
Gross Profit Per Order
2018
2019
Total orders
Gross profit per order

In total, we estimate we spent around $1 billion1 investing to build our U.S. restaurant marketplace before generating sustainably positive contribution profit from the category in 2020. This was not a surprise, but rather the expected outcome based on planned progression in unit economics and demand. In Q3 2022, our U.S. restaurant marketplace generated an estimated
1 Estimated based on accumulated deficit as of December 31, 2019.

$2.4 billion2 of annualized contribution profit, a figure that has grown significantly since then and still has meaningful room to increase.
We are happy with our U.S. restaurant marketplace, but we would be happier if we had many more businesses like it. We do not necessarily expect our current or future investment areas to generate the same returns as our U.S. restaurant marketplace, as we believe those were exceptional (and still getting better). However, we hope to repeat the pattern of driving steady improvement in unit economics and demand in order to drive a strong long-term ROI.
Creating Discipline in Our Path
At this point you may be thinking, “great, they’re going to spend money forever.” The truth is, we hope to be that lucky, but we probably won’t. We have begun investing significant capital to build businesses in new verticals, international markets, and advertising, and we have a number of newer projects that are in various stages of testing. If we are able to find more new ideas that solve large and critical problems in local commerce and offer strong ROI potential, we will try to build businesses around them. However, we also expect our existing businesses to become larger and more efficient over time. If we execute to the plans we have established, it may become difficult to offset improving profitability with new investments.
In order to build the impact and long-term value we hope for, the simplest and most critical concept is that our investments must generate strong ROIs. In order to create discipline in our approach and increase our odds of achieving our goals, we build detailed long-term plans for each business, with a particular focus on creating paths for unit economics and demand that we believe will leverage the interdependence of these two variables in order to maximize long-term free cash flow. Our short-term plans must then conform to the standards set by the long-term plans and ladder up to them over time, which allows us to evaluate our short-term execution through the lens of long-term value creation. We are comfortable with plans that evolve over many years. But, we take those plans seriously and expect our teams to execute to the paths laid out.
Most of our investment areas remain relatively new. Our international markets and new categories have demanding long-term plans, but we are encouraged by the progress we have made so far and believe we are on a path to generate strong long-term ROIs in both areas. In both our international markets3 and our U.S. third-party convenience and grocery categories, we are driving strong Y/Y growth in volume and improvements to unit economics that are on track with our long-term targets. We believe these areas have many of the same characteristics of long-term free cash flow generation and impact to local commerce that we saw in our U.S. restaurant marketplace, and we are comfortable investing in them as long as we continue to progress along the paths we have established.
Our teams will have to do the best work of their lives to achieve the goals we have set, and we won’t achieve them in every case. But, we have confidence in our plans, an exceptional team, and a set of discipline parameters that will help us manage the businesses effectively. The progress we have made to date highlights the value of our strategy and the potential in our execution. If we continue to execute at a high level, our successes should outweigh our failures and the cumulative impact of our investments will be a bigger business that contributes much more to local commerce than we do today.
2 This figure was originally disclosed in our Q3 2022 Shareholder Letter. Please see the section titled "Description of Contribution Profit In Our U.S. Restaurant Marketplace" in our Q3 2022 Shareholder Letter for a description of how we estimate contribution profit in our U.S. restaurant marketplace.
3 Including the results from Wolt in all periods.

Conclusion
We recently celebrated DoorDash’s 10th anniversary. The journey from being a service with no consumer app and delivery from only a couple dozen restaurants in Palo Alto to a business serving tens of millions of consumers and well over half a million merchants in over 25 countries has been incredible.
Still, the path ahead appears much longer and more full of opportunity than the one we’ve been on so far. The scale of local commerce, the diversity of businesses it encompasses, and the magnitude of potential change in the coming decades will create many opportunities to build large businesses around wonderful ideas that help local merchants succeed. If we excel at this, we will have the opportunity to invest large amounts of capital in services that empower local merchants, delight consumers, create more earnings opportunities for Dashers, and increase the long-term value of the company we own. Our expectations of ourselves are high. We will do our best to exceed them.
We could not be more grateful to our employees and stakeholders for the confidence they place in us, or more humbled by our shareholders who entrust us with their capital. Thank you for making this journey possible.

Sincerely,

Tony Xu, Co-founder, CEO and Board Chair, and Ravi Inukonda, CFO

Forward-Looking Statements
This investor letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” "aim," “will,” “should,” “expect,” “plan,” "try," “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategies, plans, or intentions. Forward-looking statements in this investor letter include, but are not limited to, our expectations regarding our financial position and operating performance, our expectations regarding Wolt and our international business, our plans and expectations regarding our investment approach, our expectations regarding our local commerce opportunity, trends in our business, including the effects of the macroeconomic environment, inflation, consumer spending, and demand for our platform and for local commerce platforms in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth and corporate culture, financial performance, including our ability to forecast our performance due to our limited operating history , investments in new geographies, products, or offerings, our ability to attract merchants, consumers, and Dashers to our platform, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this investor letter are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our quarterly reports on Form 10-Q. All forward-looking statements in this investor letter are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
To supplement our financial information presented in accordance with U.S. generally accepted accounting principles ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting Adjusted EBITDA, a non-GAAP financial measure, to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that Adjusted EBITDA, and certain other non-GAAP financial measures, provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.
Adjusted EBITDA is a measure that we use to assess our operating performance and the operating leverage in our business. We define Adjusted EBITDA as net income (loss) including redeemable non-controlling interests, adjusted to exclude (i) certain legal, tax, and regulatory settlements, reserves, and expenses, (ii) loss on disposal of property and equipment, (iii) transaction-related costs (primarily consists of acquisition, integration, and investment related costs), (iv) impairment expenses, (v) restructuring charges, (vi) inventory write off related to restructuring, (vii) provision for (benefit from) income taxes, (viii) interest income, net, (ix) other (income) expense, net, (x) stock-based compensation expense and certain payroll tax expense, and (xi) depreciation and amortization expense.
Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish a similar metric. The use of Adjusted EBITDA may be further limited in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations. Thus, our non-GAAP financial measures, including Adjusted EBITDA, should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.
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